Exhibit 99.1

SUNNYSIDE, LLC, dba Sundry

UNAUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2022 AND 2021

Sunnyside, LLC, dba Sundry

Index to the Financial Statements

As of September 30, 2022

Sunnyside, LLC, dba Sundry

BALANCE SHEETS

UNAUDITED

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$762,607	$417,235
Accounts receivable, net of allowance	238,779	124,342
Due from factor	416,226	590,022
Inventory	4,003,153	4,917,128
Prepaid expenses and other current assets	170,602	219,902
Total current assets	5,591,367	6,268,628
Fixed assets, net	112,602	161,954
Deposits	9,612	19,742
Total assets	$5,713,581	$6,450,324

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$1,345,197	$1,142,671
Accrued liabilities	490,396	773,274
Loan payable, related party	495,000	-
Total liabilities	2,330,593	1,915,945

Commitments and contingencies (Note 7)

Members' equity	3,382,987	4,534,379
Total members' equity	3,382,987	4,534,379
Total liabilities and members' equity	$5,713,581	$6,450,324

The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry

STATEMENTS OF OPERATIONS

UNAUDITED

	Nine Months Ended
	September 30,
	2022	2021
Net revenues	$11,868,420	$18,151,326
Cost of goods sold	7,230,186	10,890,796
Gross profit	4,638,234	7,260,530

Operating expenses:
General and administrative	2,682,642	2,286,956
Distribution	731,545	863,185
Sales and marketing	2,260,763	3,168,990
Total operating expenses	5,674,950	6,319,131

Income (loss) from operations	(1,036,716)	941,399

Other income (expense), net
Other income	-	689,171
Interest expense	(43,876)	(50,510)
Total other income (expense), net	(43,876)	638,661

Provision for income taxes	800	800
Net income (loss)	$(1,081,392)	$1,579,260

The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry

STATEMENTS OF MEMBERS’ EQUITY

UNAUDITED

Members'
Equity
Balances at December 31, 2020	$4,630,468
Distributions	(1,780,000)
Net income	1,579,260
Balances at Sep 30, 2021	$4,429,728

Balances at December 31, 2021	$4,534,379
Distributions	(70,000)
Net loss	(1,081,392)
Balances at Sep 30, 2022	$3,382,987

The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry

STATEMENTS OF CHANGES IN CASH FLOWS

UNAUDITED

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(1,081,392)	$1,579,260
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	40,500	43,200
Bad debt	-	7,068
Other income - PPP forgiveness	-	(689,171)
Changes in operating assets and liabilities:
Accounts receivable	(114,438)	(140,037)
Due from factor	1,181,097	721,984
Inventory	913,975	938,206
Prepaid expenses and other current assets	49,300	(109,952)
Accounts payable	202,526	(690,300)
Accrued liabilities	(282,878)	(629,131)
Net cash provided by operating activities	908,690	1,031,127
Cash flows from investing activities:
Purchase of property and equipment	-	(5,000)
Proceeds from sale of property and equipment	8,852	-
Deposits	10,130	-
Net cash provided by (used in) investing activities	18,982	(5,000)
Cash flows from financing activities:
Proceeds from loans payable	-	630,637
Proceeds from loan payable, related party	995,000	-
Repayments to loan payable, related party	(500,000)	-
Factor advances (repayments), net	(1,007,300)	(185,000)
Distributions	(70,000)	(1,780,000)
Net cash used in financing activities	(582,300)	(1,334,363)
Net change in cash and cash equivalents	345,372	(308,236)
Cash at beginning of period	417,235	733,440
Cash at end of period	$762,607	$425,204

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$800	$800
Cash paid for interest	$43,876	$50,510

The accompanying notes are an integral part of these financial statements.

Sunnyside, LLC, dba Sundry

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1 — NATURE OF OPERATIONS

Sunnyside, LLC, dba Sundry, (the “Company”) was formed on January 1, 2014, in the State of California.

The Company is headquartered in Los Angeles and its principal business activity is the design and manufacture of coastal casual women’s apparel. The Company sells predominantly to department and specialty stores located throughout the United States of America and internationally. The Company also sells directly to the consumer through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Unaudited Interim Financial Information

The accompanying financial statements for the nine months ended September 30, 2022 and the related note disclosures are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in our opinion, reflect all adjustments, consisting of only normal recurring adjustments, necessary to present fairly our financial position as of September 30, 2022 and results of operations, and cash flows for the nine months ended September 30, 2022 and 2021. The results for the nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any other periods. These unaudited financial statements should be read in conjuncture with the annual financial statements filed in the Digital Brands Group, Inc. prospectus on Form 424B4 on May 9, 2022.

Use of Estimates

Preparation of the financial statements in conformity with U.S. GAAP requires us to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could ultimately differ from these estimates. It is reasonably possible that changes in estimates may occur in the near term.

Risks and Uncertainties

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. While the majority of pandemic related restrictions have been lifted, the Company expects to continue to have periodic issues in 2022 and potentially beyond, that may be a result of lingering pandemic related issues, including but not limited to: supply chain delays, human capital hiring and retention, and remaining restrictions in geographical locations where we source products and services from.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect our assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to us as of September 30, 2022 and December 31, 2021. Fair values of the Company’s financial instruments were assumed to approximate carrying values because of the instruments’ short-term nature.

Cash

The Company maintains its cash in various commercial banks in the United States (“U.S.”). Accounts at U.S. banks are insured by the Federal Deposit Insurance Corporation up to $250,000. While the Company's accounts at these institutions, at times, may exceed the federally insured limits, management believes that the risk of loss is not significant and the Company has not experienced any losses in such accounts to date.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. An allowance for doubtful accounts is maintained based on the length of time receivables are past due, the status of a customers’ financial position, and other factors. As of September 30, 2022 and December 31, 2021, there was an allowance for doubtful accounts of $19,000.

Inventory

Inventory consists of raw materials purchased from the Company’s suppliers, work in progress and finished goods. Inventory is valued at the lower of first-in, first-out, cost, or net realizable value. As of September 30, 2022 and December 31, 2021, there was an allowance for obsolescence of $100,000.

Fixed Assets, Net

Fixed assets are stated at cost less accumulated depreciation. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to seven (7) years. Leasehold improvements are depreciated over the lesser of the term of the respective lease or estimated useful economic life. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360-10-35, Impairment or Disposal of Long-Lived Assets. Under that directive, long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Such group is tested for impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. When such factors and circumstances exist, the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives are compared against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. For the nine months ended September 30, 2022 and 2021, there were no impairment charges.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 - Revenue from Contracts with Customers (ASC 606). The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;
●	Identification of the performance obligations in the contract;
●	Determination of the transaction price;
●	Allocation of the transaction price to the performance obligations in the contract; and
●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

In accordance with ASC 606, the Company recognizes revenue via the sale of the Company’s merchandise to its customers. Sales contracts (purchase orders) generally have a single performance obligation, which is satisfied upon shipment of merchandise at a point in time. Revenue is measured based on the consideration stated on an invoice, net of estimated returns, chargebacks, and allowances for other deductions based upon management’s estimates and the Company’s historical experience. The Company accepts product returns from customers in line with the Company's return policy, with each return depending on the underlying reason for and timing of the returned merchandise.

Wholesale revenues are recognized upon shipment of product to the customer. Revenues are recorded, net of expected returns, discounts and allowances. The Company reviews and refines these estimates using historical trends, seasonal results and current economic and market conditions.

E-commerce revenues of products ordered through the Company’s website are recognized upon shipment to the customers. E-commerce revenues are also reduced by expected returns and discounts.

The Company evaluates the allowance for sales returns and allowances based on historical percentages, utilizing a multiple-month lookback period. As part of its evaluation, the Company considers actual returns and allowances to date that are in process and its actual sales within the past months that may result in returns and allowances in the future. The allowance for sales returns is recorded within accrued expenses and amounted to approximately $66,000 and $73,000 at September 30, 2022 and December 31, 2021, respectively. Under ASC 606, the Company also records an asset on the balance sheet within prepaid expenses and other current assets for the cost of the estimated returns of inventory, which amounted to approximately $29,700 and $30,000 at September 30, 2022 and December 31, 2021, respectively.

Utilizing the practical expedient provided for under ASC 606, the Company has elected to expense sales commissions related to product sales as incurred as the amortization period is generally one year or less for the time between customer purchase and utilization. These fees are recorded within sales and marketing expenses on the statement of operations.

Cost of Goods Sold

Cost of goods sold consist of the costs of inventory sold and inbound freight. The Company includes outbound freight associated with shipping goods to customers as a component of distribution expenses as noted below.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers within revenues. The costs associated with shipping goods to customers are recorded within distribution expenses and amounted to approximately $449,000 and $580,000 for the nine months ended September 30, 2022 and 2021, respectively.

Advertising

The Company expenses advertising costs as incurred. Advertising costs expensed were approximately $318,000 and $594,000 for the nine months ended September 30, 2022 and 2021, respectively.

Income Taxes

The Company is a limited liability company (LLC) classified as a partnership for federal income tax purposes, which provides for profits and losses to be reported at the individual member level for income tax purposes. The Company pays the necessary amount of distributions in order to satisfy the member’s estimated personal income tax liabilities arising from the Company’s profits. The state of California imposes an annual fee on the LLC based on the level of gross revenue of the LLC. As of December 31, 2021 and 2020, the Company does not have any entity-level uncertain tax positions. The Company files income tax returns in the U.S. federal and California state jurisdictions. Generally, the Company is subject to examination by U.S. federal (or state and local) income tax authorities for three to four years from the filing of a tax return.

Concentration of Credit Risk

Concentrations — The Company had one customer which accounted for 61% of accounts receivable as September 30, 2022. During the nine months ended September 30, 2022, one customer accounted for 25% of the Company’s revenues.

Suppliers — The Company relies on a small number of vendors for raw materials and inventory purchases. Management believes that the loss of one or more of these vendors would have a material impact on the Company’s financial position, results of operations and cash flows. Purchases from two suppliers amounted to approximately 23% of total purchases for the nine months ended September 30, 2022. The Company had two suppliers which accounted for 23% of accounts payable as of September 30, 2022.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, the balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. A modified retrospective transition approach is required for capital and operating leases existing at the date of adoption, with certain practical expedients available. The Company adopted the new guidance on January 1, 2022, but did not have any impact on its financial statements as the Company had no applicable leases.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. Several amendments to this new guidance have also been issued by the FASB between 2016 and 2020. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. The Company is evaluating the impact of this guidance, which is effective for the Company beginning on January 1, 2023, although early adoption is permitted.

NOTE 3 - DUE FROM FACTOR

Pursuant to the terms of a continuing agreement between the Company and a factor, the Company sells a significant portion of its trade accounts receivable to a factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount reduced by the factor commission and all selling discounts. For accounts sold to the factor without recourse, the factor is responsible for collection, assumes all credit risk and obtains all of the rights and remedies against the Company’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable. Certain receivables are subject to recourse in the event of non-payment by the customer.

The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. The factor charges interest on advances at the higher of the prime rate plus 2.00% or 4.00% per annum. The factoring agreement is collateralized by substantially all of the Company’s assets.

Due from factor consists of the following:

	September 30,	December 31,
	2022	2021
Outstanding receivables
Without recourse	$702,432	$1,886,591
With recourse	580	11,000
	703,012	1,897,591
Advances	(202,000)	(1,209,300)
Credits due customers	(84,787)	(98,269)
Due from factor	$416,226	$590,022

NOTE 4 — INVENTORY

The Company had inventories consisting of the following:

	September 30,	December 31,
	2022	2021
Raw materials	$1,422,049	$1,746,722
Work in progress	1,588,803	1,951,549
Finished goods	992,301	1,218,857
Inventory	$4,003,153	$4,917,128

NOTE 5 — FIXED ASSETS, NET

Fixed assets, net, are comprised of the following:

	September 30,	December 31,
	2022	2021
Leasehold improvements and showrooms	$198,658	$198,658
Furniture and equipment	174,005	183,005
Automobiles	34,220	34,072
	406,883	415,735
Less: accumulated depreciation and amortization	(294,281)	(253,781)
Fixed assets, net	$112,602	$161,954

Depreciation and amortization expense was $40,500 and $43,200 for the nine months ended September 30, 2022 and 2021, respectively.

NOTE 6 — DEBT

On February 23, 2021, the Company received a second draw PPP loan for approximately $631,000. The loan bore interest at 1% per annum and was to be repaid in full no later than five years from the disbursement date. The monthly payments were to be an amount equal to the amount necessary to fully amortize the then-outstanding principal balance at the specified interest rate and continue through maturity, if required. The second draw PPP was subject to the same forgiveness provisions as the first loan received in May 2020.

On June 28, 2021, the Company received full forgiveness of the Company’s first PPP loan from the SBA, and on December 6, 2021, the Company received full forgiveness of the second draw PPP loan from the SBA. Accordingly, the Company recorded a gain of approximately $689,000 during the nine months ended September 30, 2022.

See Note 9 for related party loan.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Litigation

The Company is not currently involved with, and does not know of any, pending or threatened litigation against the Company or any of its officers.

Leases

The Company leases its office and showroom facilities in Los Angeles, California. The leases expire at various dates through April 2022 with base rents ranging from $4,000 to $15,000. One of the lease agreements is guaranteed by a member of the Company. As of September 30, 2022, all leases are month-to-month and there are no future commitments.

Total rent expense for the nine months ended September 30, 2022 and 2021 amounted to approximately $241,000 and $274,000, respectively.

NOTE 8 — MEMBERS’ EQUITY

During the nine months ended September 30, 2022 and 2021, member distributions totaled $70,000 and $1,780,000, respectively.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 9 — RELATED PARTY TRANSACATIONS

During the nine months ended September 30, 2022, two members advanced the Company an aggregate of $995,000, of which $500,000 was repaid and $495,000 remained outstanding as of September 30, 2022. The loans are unsecured, non-interest bearing, and are due on demand.

During the nine months ended September 30, 2022, the Company paid $338,115 to a vendor that is owned by a Member of the Company for inventory production.

NOTE 10 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred through November 16, 2022, the issuance date of these financial statements.